Exhibit 99.2

This Exhibit 99.2 and the following unaudited consolidated statements of comprehensive income of CME Group Inc. (the company) and its subsidiaries should be read in conjunction with the other information in the company’s Current Report on Form 8-K of which this Exhibit 99.2 is a part and the information in the company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (SEC) on February 28, 2012, the company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 and the other documents filed by the company with the SEC since February 28, 2012.

CME GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

	Year Ended December 31,
	2011	2010	2009
Net income	$1,814.4	$952.1	$825.8
Other comprehensive income, net of tax:
Investment securities:
Net unrealized holding gains arising during the period	166.4	10.1	19.5
Reclassification adjustment for (gains) losses included in net income	—	(1.2)	22.4
Income tax expense	(23.7)	(3.6)	(16.5)

Investment securities, net	142.7	5.3	25.4
Defined benefit plans:
Net change in defined benefit plans arising during the period	(19.1)	7.5	(5.0)
Amortization of net actuarial losses included in pension expense	1.7	2.1	2.7
Income tax benefit (expense)	6.5	(3.8)	0.9

Defined benefit plans, net	(10.9)	5.8	(1.4)
Derivative instruments:
Net unrealized holding losses arising during the period	—	(9.7)	(8.8)
Ineffectiveness on cash flow hedge	0.1	8.6	—
Amortization of effective portion of loss on cash flow hedges	0.8	20.0	21.0
Income tax expense	(0.3)	(7.4)	(4.7)

Derivative instruments, net	0.6	11.5	7.5
Foreign currency translation:
Foreign currency translation adjustments	96.6	(0.9)	4.3
Income tax benefit (expense)	(13.3)	0.4	(1.7)

Foreign currency translation, net	83.3	(0.5)	2.6

Other comprehensive income, net of tax	215.7	22.1	34.1

Comprehensive income	2,030.1	974.2	859.9
Less: comprehensive income attributable to redeemable non-controlling interest	2.1	0.7	—

Comprehensive income attributable to CME Group	$2,028.0	$973.5	$859.9